SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 28, 2009

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)                    COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

Home Properties, L.P., Home Properties, Inc. and Edward J. Pettinella have entered into Amendment Number Two to Mr. Pettinella’s employment agreement, originally dated November 20, 2006.  Amendment Number Two extends the term of the employment agreement to December 31, 2010.

A copy of Amendment Number Two to Employment Agreement is attached as an exhibit.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit 10.1	Amendment Number Two to Employment Agreement, among Home Properties, L.P., Home Properties, Inc. and Edward J. Pettinella

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           November 2, 2009                                           HOME PROPERTIES, INC.
         (Registrant)

By           /s/ David P. Gardner
David P. Gardner, Executive Vice President
and Chief Financial Officer

EXHIBIT 10.1
HOME PROPERTIES, INC.
HOME PROPERTIES, L.P.

AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT

WHEREAS, Home Properties, L.P., a New York limited partnership (the "Company"), Home Properties, Inc., a Maryland corporation ("HME") and Edward J. Pettinella (the “Employee”) entered into that certain Amended and Restated Employment Agreement, dated November 20, 2006, which was previously amended by Amendment Number One dated October 29, 2008 (the “Agreement”); and

WHEREAS, the Company, HME and the Employee want to further amend the Agreement to extend the term until December 31, 2010.

NOW THEREFORE, the Company, HME and Employee hereby agree to the following amendment, which shall be effective as of October 28, 2009:

1.           Section 1 (Term) is amended by deleting that Section in its entirety and replacing it with the following:

1.  Term.  This Amended and Restated Agreement will be effective on January 1, 2007 (the “Commencement Date”) and shall terminate on December 31, 2010 (the “Expiration Date”) unless terminated sooner in accordance with Section 4 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October 28, 2009.

HOME PROPERTIES, L.P.
By: Home Properties, Inc.
Its: General Partner

By:   /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer

HOME PROPERTIES, INC.

By:   /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer

By:   /s/ Edward J. Pettinella
Edward J. Pettinella